Exhibit 21

                              SIGMA-ALDRICH CORPORATION
                               PRINCIPAL SUBSIDIARIES
                              -------------------------
Sigma-Aldrich Corporation (Delaware), the Registrant:

     1.   Sigma-Aldrich Co. (Illinois)
          (A)  Sigma Chemical Company (Missouri)
          (B)  Sigma Israel Chemicals, Ltd. (Israel)
          (C)  Sigma-Aldrich Chemie Holding GmbH (Germany)
                    (1)  Sigma-Aldrich Chemie GmbH (Germany)
                         (a)  RdH Laborchemikalien GmbH & Co. (Germany)
                    (2)  Sigma-Aldrich Produktions GmbH (Germany)
          (D)  Aldrich Chemical Company, Inc. (Delaware)
          (E)  Sigma-Aldrich N.V./S.A. (Belgium)
                    (1)  Sigma Chemie B.V. (The Netherlands)
          (F)  Aldrich-Chemie GmbH & Co. K.G. (Germany)
          (G)  Aldrich-Chemie Verwaltungs GmbH (Germany)
          (H)  Sigma-Aldrich S.r.l. (Italy)
          (I)  Sigma-Aldrich Chimie S.N.C. (France)
                    (1)  Sigma-Aldrich Chemie S.a.r.l. (France)
          (J)  Supelco, Inc. (Delaware)
          (K)  Genosys Biotechnologies, Inc. (Texas)
          (L)  Research Biochemicals, Inc. (Delaware)
          (M)  Carbolabs, Inc. (Connecticut)
          (N)  Techcare Systems, Inc. (California)
     2.   B-Line Systems, Inc. (Illinois)
     3.   Sigma-Aldrich, Inc. (Wisconsin)
     4.   Sigma-Aldrich & Subs Foreign Sales Corporation (Barbados)
     5.   Fluka Chemie AG (Switzerland)
     6.   Sigma-Aldrich Company, Ltd. (United Kingdom)
     7.   Sigma-Aldrich Foreign Holding Co. (Missouri)
          (A)  Sigma-Aldrich Quimica S.A. (Spain)
          (B)  Sigma-Aldrich Pty., Limited (Australia)
          (C)  Sigma-Aldrich Canada Ltd. (Canada)
          (D)  Sigma-Aldrich s.r.o. (Czech Republic)
          (E)  Sigma-Aldrich Quimica Brasil Ltda. (Brazil)
          (F)  Sigma-Aldrich Quimica, S.A. de C.V. (Mexico)
          (G)  Sigma-Aldrich Handels GmbH (Austria)
          (H)  Sigma-Aldrich Kft (Hungary)
          (I)  Sigma-Aldrich Sp. zo.o (Poland)
          (J)  Sigma-Aldrich Japan KK (Japan)
          (K)  Sigma-Aldrich India (India)
          (L)  Sigma-Aldrich Ireland Ltd. (Ireland)
          (M)  Sigma-Aldrich E.P.E. (Greece)
          (N)  Sigma-Aldrich de Argentina, S.A. (Argentina)
          (O)  Sigma-Aldrich (Pty.) Ltd. (South Africa)
          (P)  Sigma-Aldrich Pte. Ltd. (Singapore)
          (Q)  Sigma-Aldrich Korea Ltd. (Korea)
          (R)  LabKemi AB (Sweden)
          (S)  Ing F. Heidenreich AS (Norway)
          (T)  Sigma-Aldrich A/S (Denmark)
          (U)  Sigma-Aldrich (M) Sdn. Bhd (Malaysia)
          (V)  Ya-Kemia Oy (Finland)
          (W)  Sigma-Aldrich Finance, Ltd. (UK)
     8.   Sigma-Aldrich Finance Co. (Missouri)